SUBADVISORY AGREEMENT

THIS AGREEMENT is made and entered into as of the 30th day of November, 2012, by and between Checchi Capital Fund Advisers, LLC, a Delaware limited liability company (the “Adviser”) registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and Checchi Capital Advisers, LLC, a Delaware limited liability company (the “Sub-adviser”)which is also registered with the SEC as an investment adviser under the Advisers Act, with respect to the CCA Aggressive Return Fund (the “Fund”), a series of the CCA INVESTMENTS TRUST, an Ohio statutory trust (the “Trust”).

WITNESSETH:

WHEREAS, the Trust is registered with the SEC as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Trust dated as of the30th day of November, 2012 (the “Advisory Agreement”), been retained to act as investment adviser for the Fund;

WHEREAS, the Adviser represents that the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

WHEREAS, the Adviser desires to retain Sub-adviser to assist it in the provision of a continuous investment program for the Fund’s assets, and Sub-adviser is willing to render such services subject to the terms and conditions set forth in this Agreement,

NOW, THEREFORE, the parties do mutually agree and promise as follows with respect to the Fund:

1.

Appointment as Sub-adviser.  The Adviser hereby appoints the Sub-adviser to act as investment adviser for and to the assets of the Fund (the “Sub-adviser Assets”) subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement; and the Sub-adviser hereby accepts such appointment.  In such capacity, the Sub-adviser shall be responsible for the investment management of the Sub-adviser Assets allocated to it.  It is recognized that the Sub-adviser and certain of its affiliates may act as investment adviser to one or more other investment companies and other managed accounts and that the Adviser and the Trust do not object to such activities.

2.

Duties of Sub-adviser.

(a)

Investments.  The Sub-adviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund’s prospectus (“Prospectus”) and statement of additional information (“SAI”) as currently in effect and, as soon as practical after the Trust, the Fund or the Adviser notifies the Sub-adviser thereof, as supplemented or amended from time to time and subject to the directions of the Adviser and the Trust’s Board of Trustees, to monitor on a continuous basis the performance of the Sub-adviser Assets allocated to it and to conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Sub-adviser Assets.  The Adviser agrees to provide the Sub-adviser with such assistance as may be reasonably requested by the Sub-adviser in connection with the Sub-adviser’s activities under this Agreement, including, without limitation, providing information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund’s or the Trust’s affairs.

(b)

Compliance with Applicable Laws and Governing Documents.  In the performance of its services under this Agreement, the Sub-adviser shall act in conformity with the Prospectus, SAI and the Trust’s Agreement and Declaration of Trust and By-Laws as currently in effect and, as soon as practical after the Trust, the Fund or the Adviser notifies the Sub-adviser thereof, as supplemented, amended and/or restated from time to time (referred to hereinafter as the “Declaration of Trust” and “By-Laws,” respectively) and with the instructions and directions received in writing from the Adviser or the Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations.  Without limiting the preceding sentence, the Adviser promptly shall notify the Sub-adviser as to any act or omission of the Sub-adviser hereunder that the Adviser reasonably deems to constitute or to be the basis of any noncompliance or nonconformance with any of the Trust’s Declaration of Trust and By-Laws, the Prospectus and the SAI, the instructions and directions received in writing from the Adviser, or the Trustees of the Trust, the 1940 Act, the Code, and all other applicable federal and state laws and regulations.  Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring the Fund’s and the Trust’s overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Sub-adviser is only obligated to comply with this subsection (b) with respect to the Sub-adviser Assets.  The Adviser timely will provide the Sub-adviser with a copy of the minutes of the meetings of the Board of Trustees of the Trust to the extent received by the Advisor and to the extent they may affect the Fund or the services of the Sub-adviser, copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Sub-adviser may reasonably request to enable it to perform its functions under this Agreement.

The Adviser shall perform quarterly and annual tax compliance tests to ensure that the Fund is in compliance with Subchapter M of the Code.  In this regard, the Adviser acknowledges that the Sub-adviser shall rely completely upon the Adviser’s determination of whether and to what extent the Fund is in compliance with Subchapter M of the Code and that the Sub-adviser has no separate and independent responsibility to test the Fund for such compliance.  In connection with such compliance tests, the Adviser shall inform the Sub-adviser at least ten (10) business days prior to a calendar quarter end if the Sub-adviser Assets are out of compliance with the diversification requirements under Subchapter M.  If the Adviser notifies the Sub-adviser that the Sub-adviser Assets are not in compliance with such requirements noted above, the Sub-adviser will take prompt action to bring the Sub-adviser Assets back into compliance within the time permitted under the Code thereunder.

The Adviser will provide the Sub-adviser with reasonable advance notice of any change in a Fund’s investment objectives, policies and restrictions as stated in the Prospectus and SAI, and the Sub-adviser shall, in the performance of its duties and obligations under this Agreement, manage the Sub-adviser Assets consistent with such changes, to the extent that the Sub-adviser has received reasonable advance notice of the effectiveness of such changes from the Trust, the Fund, or the Adviser.  In addition to such notice, the Adviser shall provide to the Sub-adviser a copy of a modified Prospectus and SAI reflecting such changes.  The Adviser acknowledges and will ensure that the Prospectus and SAI will at all times be in compliance with all material disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that none of the Sub-adviser or any of its Affiliates (as defined below) shall have any liability in connection therewith, except as to the accuracy of material information furnished in writing by the Sub-adviser to the Trust or to the Adviser specifically for inclusion in the Prospectus and SAI.  The Sub-adviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Sub-adviser and its relationship to, and actions for, the Trust as may be required to be contained in the Prospectus, SAI or in the Trust’s Registration Statement on Form N-1A and any amendments thereto.

(c)

Voting of Proxies.  The Adviser hereby delegates to the Sub-adviser the Adviser’s discretionary authority to exercise voting rights with respect to the securities and other investments in the Sub-adviser Assets and authorizes the Sub-adviser to delegate further such discretionary authority to a designee identified in a notice given to the Trust and the Adviser.  The Sub-adviser, including without limitation its designee, shall have the power to vote, either in person or by proxy, all securities in which the Sub-adviser Assets may be invested from time to time, and shall not be required to seek or take instructions from, the Adviser, the Fund or the Trust or take any action with respect thereto.

The Sub-adviser will establish a written procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act.  The Sub-adviser will provide the Adviser or its designee, a copy of such procedure and establish a process for the timely distribution of the Sub-adviser’s voting record with respect to the Fund’s securities and other information necessary for the Fund to complete information required by Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the “Securities Act”), Form N-PX under the 1940 Act, and Form N-CSR under the Sarbanes-Oxley Act of 2002, as amended, respectively.

(d)

Agent.  Subject to any other written instructions of the Adviser or the Trust, the Sub-adviser is hereby appointed the Adviser’s and the Trust’s agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Sub-adviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Sub-adviser Assets.  The Sub-adviser agrees to provide the Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust.

(e)

Brokerage.  The Sub-adviser is authorized, subject to the supervision of the Adviser and the plenary authority of the Trust’s Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the investment and reinvestment, including without limitation purchase and sale of the Sub-adviser Assets with or through, such persons, brokers (including, to the extent permitted by applicable law, any broker affiliated with the Sub-adviser) or dealers (collectively “Brokers”) as Sub-adviser may elect and negotiate commissions to be paid on such transactions.    The Sub-adviser shall place all orders for the purchase and sale of portfolio investments for the Fund’s account with Brokers selected by the Sub-adviser that have been approved in advance by the Advisor or Board of Trustees.  In the selection of such Brokers and the placing of such orders, the Sub-adviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below.  In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Sub-adviser, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the Broker involved, and the quality of service rendered by the Broker in other transactions.  The Sub-adviser shall not consider a Broker’s sale of Fund shares when selecting the Broker to execute trades.  Notwithstanding the foregoing, neither the Trust, the Fund nor the Adviser shall instruct the Sub-adviser to place orders with any particular Broker(s) with respect to the Sub-adviser Assets.  Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the Adviser and the Sub-adviser, the Sub-adviser is authorized but not obligated to cause, and shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused, the Fund to pay a Broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to the Sub-adviser an amount of commission for effecting a Sub-adviser Assets investment transaction that is in excess of the amount of commission that another Broker would have charged for effecting that transaction if, but only if, the Sub-adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such Broker viewed in terms of either that particular transaction or the overall responsibility of the Sub-adviser with respect to the accounts as to which it exercises investment discretion.

It is recognized that the services provided by such Brokers may be useful to the Sub-adviser in connection with the Sub-adviser’s services to other clients.  On occasions when the Sub-adviser deems the purchase or sale of a security to be in the best interests of the Fund with respect to the Sub-adviser Assets as well as other clients of the Sub-adviser, the Sub-adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-adviser in the manner the Sub-adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.  It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund with respect to the Sub-adviser Assets.

(f)

Securities Transactions.  The Sub-adviser and any affiliated person of the Sub-adviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Sub-adviser or any affiliated person of the Sub-adviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated there under.

The Sub-adviser, on its own behalf and with respect to its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time.  On at least an annual basis, the Sub-adviser will comply with the reporting requirements of Rule 17j-1, which include (i) certifying to the Adviser and the Trust that the Sub-adviser and its Access Persons have complied with the Sub-adviser’s Code of Ethics with respect to the Sub-adviser Assets and (ii) identifying any violations which have occurred with respect to the Sub-adviser Assets.  The Sub-adviser will have also submitted its Code of Ethics for its initial approval by the Trust’s Board of Trustees no later than the date of execution of this agreement and subsequently within six months of any material change thereto.

(g)

Books and Records.  The Sub-adviser shall maintain separate detailed records as are required by applicable laws and regulations of all matters hereunder pertaining to the Sub-adviser Assets (the “Fund’s Records”), including, without limitation, brokerage and other records of all securities transactions.  The Sub-adviser acknowledges that the Fund’s Records are property of the Trust; except to the extent that the Sub-adviser is required to maintain the Fund’s Records under the Advisers Act or other applicable law and except that the Sub-adviser, at its own expense, is entitled to make and keep a copy of the Fund’s Records for its internal files.  The Fund’s Records shall be available to the Adviser or the Trust at any time upon reasonable request during normal business hours and shall be available for telecopying promptly to the Adviser during any day that the Fund is open for business as set forth in the Prospectus.

(h)

Information Concerning Sub-adviser Assets and Sub-adviser.  From time to time as the Adviser or the Trust reasonably may request in good faith, the Sub-adviser will furnish the requesting party reports on portfolio transactions and reports on the Sub-adviser Assets, all in such reasonable detail as the parties may reasonably agree in good faith.  The Sub-adviser will also inform the Adviser in a timely manner of material changes in portfolio managers responsible for Sub-adviser Assets.  The Sub-adviser will also provide prior notice to the Adviser of any anticipated changes in the ownership or management of the Sub-adviser, or of material changes in the control of the Sub-adviser, that, upon consummation, would require an amendment to Schedules A or B to Part 1A of Sub-adviser’s Form ADV.  Upon the Trust’s or the Adviser’s reasonable request, the Sub-adviser will make available its officers and employees to meet with the Trust’s Board of Trustees to review the Sub-adviser Assets via telephone on a quarterly basis and on a less frequent basis as agreed upon by the parties in person.

Subject to the other provisions of this Agreement, the Sub-adviser will also provide such information or perform such additional acts with respect to the Sub-adviser Assets as are reasonably required for the Trust, the Adviser, or the Primary Sub-adviser to comply with their respective obligations under applicable laws, including without limitation, the Code, the 1940 Act, the Advisers Act, and the Securities Act, and any rule or regulation thereunder.

(i)

Custody Arrangements.  The Trust or the Adviser shall notify the Sub-adviser of the identities of its custodian banks and the custody arrangements therewith with respect to the Sub-adviser Assets and shall give the Sub-adviser written notice of any changes in such custodian banks or custody arrangements.  The Sub-adviser shall on each business day provide the Adviser and the Trust’s custodian such information as the Adviser and the Trust’s custodian may reasonably request in good faith relating to all transactions concerning the Sub-adviser Assets.  The Trust shall instruct its custodian banks to (A) carry out all investment instructions as may be directed by the Sub-adviser with respect to the Sub-adviser Assets (which instructions may be orally given if confirmed in writing); and (B) provide the Sub-adviser with all operational information necessary for the Sub-adviser to trade the Sub-adviser Assets on behalf of the Fund.  The Sub-adviser shall have no liability for the acts or omissions of the authorized custodian(s), unless such act or omission is expressly authorized by, and taken in reliance upon instructions given to the authorized custodian(s) by, a representative of the Sub-adviser properly authorized (pursuant to written instruction by the Adviser) to give instructions to such custodian(s).

3.

Independent Contractor.  In the performance of its services hereunder, the Sub-adviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund,the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.

4.

Expenses.  During the term of this Agreement, Sub-adviser will pay all expenses incurred by it in connection with its activities under this Agreement.  The Sub-adviser shall, at its sole expense, employ or associate itself with such persons as it may determine in its sole discretion.  The Sub-adviser shall not be responsible for the Trust’s, the Fund’s or Adviser’s expenses, which shall include, but not be limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for a Fund and any losses incurred in connection therewith, expenses of holding or carrying Sub-adviser Assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to the Sub-adviser Assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of the Sub-adviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of a Fund’s portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.  The Trust or the Adviser, as the case may be, shall reimburse the Sub-adviser for any expenses of the Fund or the Adviser as may be reasonably incurred by such Sub-adviser on behalf of the Fund or the Adviser.  The Sub-adviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

5.

Investment Analysis and Commentary.  The Sub-adviser will provide performance analysis and market commentary (the “Investment Report”) during the term of this Agreement.  The Investment Reports are due in a timely manner as agreed upon by the Adviser and the Sub-adviser.  In addition, interim Investment Reports shall be issued at such times as may be mutually agreed upon by the Adviser and Sub-adviser. The subject of each Investment Report shall be mutually agreed upon.  The Adviser is freely able to publicly distribute the Investment Report, subject to all compliance related reviews being completed prior to distribution.

6.

Compensation.  For the services provided pursuant to this Agreement, the Sub-adviser is entitled to an annual fee equal to0.25% of the Sub-adviser Assets.  Such fee will be computed daily and paid no later than the fifteenth (15th) business day following receipt by the Advisor of the advisory fee from the Fund, calculated at an annual rate based on the Sub-adviser Assets’ average daily net assets.

The method of determining the net asset value of the Sub-adviser Assets for purposes hereof shall be the same as the method of determining net asset value for purposes of establishing the offering and redemption price of the shares of the Trust as described in the Fund’s Prospectus and/or SAI.  If this Agreement shall be effective for only a portion of a month with respect to a Fund, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect for such Fund.

7.

[Reserved].

8.

Representations and Warranties of Sub-adviser.  The Sub-adviser represents and warrants to the Adviser and the Trust as follows:

(a)

The Sub-adviser is registered as an investment adviser under the Advisers Act;

(b)

The Sub-adviser is a limited liability company duly organized and properly registered and operating under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(c)

The execution, delivery and performance by the Sub-adviser of this Agreement are within the Sub-adviser’s powers and have been duly authorized by all necessary actions of its directors or shareholders, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-adviser for execution, delivery and performance by the Sub-adviser of this Agreement, and the execution, delivery and performance by the Sub-adviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Sub-adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-adviser; and

(d)

The Form ADV of the Sub-adviser provided to the Adviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Sub-adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

9.

Representations and Warranties of the Adviser.  The Adviser represents and warrants to the Sub-adviser as follows:

(a)

The Adviser is registered as an investment adviser under the Advisers Act;

(b)

The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(c)

The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action on the part of its directors, shareholders or managing unit holder, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

(d)

The Form ADV of the Adviser provided to the Sub-adviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(e)

The Adviser acknowledges that it received a copy of the Sub-adviser’s Form ADV prior to the execution of this Agreement; and

(f)

The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, including without limitation, the appointment of a sub-adviser with respect to assets of the Fund, including without limitation the Adviser’s entering into and performing this Agreement.

10.

Duration and Termination.

(a)

Duration.  Unless sooner terminated, this Agreement shall continue for an initial period of no more than two years following the date and year upon which the Fund commences investment operations, and thereafter shall continue automatically for successive annual periods with respect to the Fund, provided such continuance is specifically approved at least annually by the Trust’s Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)

Termination.  Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time with respect to a Fund, without payment of any penalty:

(i)

By vote of a majority of the Trust’s Board of Trustees, or by “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act), or by the Adviser, in each case, upon at least 60 days’ written notice to the Sub-adviser;

(ii)

By any party hereto upon written notice to the other party in the event of a breach of any provision of this Agreement by the other party if the breach is not cured within 15 days of notice of the breach; or

(iii)

By the Sub-adviser upon at least 60 days’ written notice to the Adviser and the Trust.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

11.

Duties of the Adviser.  The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement, and shall oversee and review the Sub-adviser’s performance of its duties under this Agreement.  Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

12.

Reference to Adviser and Sub-adviser.

(a)

The Sub-adviser grants, subject to the conditions below, the Adviser non-exclusive rights to use, display and promote trademarks of the Sub-adviser in conjunction with any activity associated with the Fund.  In addition, the Adviser may promote the identity of and services provided by the Sub-adviser to the Adviser in any advertising or promotional materials.  The Adviser shall protect the goodwill and reputation of the Sub-adviser in connection with marketing and promotion of the Fund.  The Adviser shall submit to the Sub-adviser for its review and approval all such public informational materials relating to the Fund that refer to any recognizable variant or any registered mark or logo or other proprietary designation of the Sub-adviser.  Approval shall not be unreasonably withheld by the Sub-adviser and notice of approval or disapproval will be provided in a timely manner.  Subsequent advertising or promotional materials having very substantially the same form as previously approved by the Sub-adviser may be used by the Adviser without obtaining the Sub-adviser’s consent unless such consent is withdrawn in writing by the Sub-adviser.

(b)

Neither the Sub-adviser nor any Affiliate or agent of Sub-adviser shall make reference to or use the name of the Adviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by the Adviser to the Fund or to the Sub-adviser, which references shall not differ in substance from those included in the Prospectus, SAI and this Agreement, in any advertising or promotional materials without the prior approval of Adviser, which approval shall not be unreasonably withheld or delayed.  The Sub-adviser hereby agrees to make all reasonable efforts to cause any Affiliate of the Sub-adviser to satisfy the foregoing obligation.

13.

Amendment.  This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: (a) the Trust’s Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act), and (b) the vote of a majority of those Trustees of the Trust who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

14.

Confidentiality.

(a)

Subject to the duties of the Adviser, the Trust and the Sub-adviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential and shall not disclose any and all information pertaining to the Fund and the actions of the Sub-adviser, the Adviser and the Fund in respect thereof; except to the extent:

(i)

Authorized.  The Adviser or the Trust has authorized such disclosure;

(ii)

Court or Regulatory Authority.  Disclosure of such information is expressly required or requested by a court or other tribunal of competent jurisdiction or applicable federal or state regulatory or self-regulatory authorities;

(iii)

Publicly Known Without Breach.  Such information becomes known to the general public without a breach of this Agreement or a similar confidential disclosure agreement regarding such information;

(iv)

Already Known.  Such information already was known by the party prior to the date hereof;

(v)

Received From Third Party.  Such information was or is hereafter rightfully received by the party from a third party (expressly excluding the Fund’s Primary Sub-adviser, custodian, prime broker, and administrator) without restriction on its disclosure and without breach of this Agreement or of a similar confidential disclosure agreement regarding them; or

(vi)

Independently Developed.  The party independently developed such information.

(b)

In addition, subject to the duties of the Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the Adviser shall treat as confidential and shall not disclose any information pertaining to the Sub-adviser (other than information described in Section 17(a), disclosure of which shall be governed by Section 17(a)), except to the extent that such disclosure is authorized by the Sub-adviser or made for a reason described in Section 17(a)(ii)-(iv).

(c)

In addition, the Sub-adviser and its officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund’s portfolio holdings.  The Sub-adviser acknowledges that its Code of Ethics prohibits it and its supervised persons from engaging in personal securities transactions based on material non-public information about the Fund’s portfolio holdings.

15.

Notice.  Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)

If to the Sub-adviser:
Checchi Capital Advisers, LLC
Attn:  Adam Checchi
190 N. Canon Drive, Suite 402
Beverly Hills, CA  90210

(b)

If to the Adviser:
Checchi Capital Fund Advisers, LLC
Attn:  Kathy Checchi
190 N. Canon Drive, Suite 402
Beverly Hills, CA  90210

(c)

With copy to:
Donald S. Mendelsohn, Esq.
Thompson Hine LLP
312 Walnut Street, Suite 1400
Cincinnati, Ohio  45202

Phone:  (513) 352-6546

Email: Don.Mendelsohn@ThompsonHine.com

16.

Jurisdiction.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Ohio without reference to choice of law principles thereof and in accordance with the 1940 Act.  In the case of any conflict, the 1940 Act shall control.

17.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

18.

Certain Definitions.  For the purposes of this Agreement and except as otherwise provided herein, “interested person,” “affiliated person,” and “assignment” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

19.

Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

20.

Severability.  If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

21.

Entire Agreement.  This Agreement, together with all exhibits, attachments and appendices, contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

ADVISER

CHECCHI CAPITAL FUND ADVISERS, LLC

                             By: /s/ Kathy Checchi

                             Name: Kathy Checchi

                             Title: Chief Compliance Officer

SUB-ADVISER

CHECCHI CAPITAL ADVISERS, LLC

                             By: /s/ Adam D. Checchi

                             Name: Adam D. Checchi

                             Title: Managing Director

873809.3

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